Exhibit 99.1

MISTRAS Group Appoints Hani Hammad as Chief Operating Officer (COO)

PRINCETON JUNCTION, N.J. – DECEMBER 12th, 2024 (GLOBE NEWSWIRE) – MISTRAS Group, Inc. (NYSE: MG)—a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, is pleased to announce the appointment of Hani Hammad as the Company’s Chief Operating Officer (COO), effective January 1, 2025. This appointment follows the recent hiring of Natalia Shuman as the Company’s President and Chief Executive Officer (CEO), to whom Mr. Hammad will report directly. In addition to his role as COO, Mr. Hammad will continue serving as MISTRAS Group Executive Vice President.

Spearheading Operational Excellence

In his role as COO, Mr. Hammad will continue to drive operational excellence, strategic growth, and a culture of innovation at MISTRAS Group. Working closely with both executive and operational management, Mr. Hammad will shape and implement strategies that expand market share by delivering exceptional customer value while overseeing the company’s services and data analytics solutions.

MISTRAS Group Executive Chairman of the Board, Manuel (Manny) N. Stamatakis, commented, “With his value-creation approach to operational leadership, Mr. Hammad consistently uncovers growth opportunities and drives impactful changes that accelerate our organizational progress. The Board of Directors and I are confident in his ability to generate high-margin value for MISTRAS Group and our shareholders.”

“MISTRAS Group leads the industry due to the strength and expertise of our operational teams,” Hani Hammad stated. “My role is to enhance our resources' position to succeed, emphasizing continuous improvement through innovation and delivering differentiated, high-value solutions that meet our customers' evolving needs.”

An Architect of Efficiency and Effectiveness

Mr. Hammad joined MISTRAS Group after a tenure with global consultancy firm AlixPartners and recently served as MISTRAS Group’s Chief Transformation Officer (CTO). He has been pivotal in identifying and executing transformational value-creation opportunities, leading various process efficiency and organizational optimization initiatives, and driving MISTRAS’ investments in high-margin growth areas. The goal now is to further engrain the transformational, continuous improvement culture initiated by Project Phoenix into the company’s day-to-day operations on a permanent basis. This will help create additional value creation opportunities while sustaining the progress already made.

He was instrumental in designing and managing MISTRAS Group’s Project Phoenix EBITDA Improvement Program, which identified over $47M in annual run rate EBITDA improvement opportunities. His expertise in facilitating operational and financial transformations has made him a trusted advisor in the industry, adept at leading complex value creation programs through challenging landscapes, including mergers & acquisitions and strategic market repositioning.
About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®

MISTRAS Group, Inc. (NYSE: MG) is a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, helping to maximize the safety and operational uptime for civilization’s most critical industrial and civil assets.

Backed by an innovative, data-driven asset protection portfolio, proprietary technologies, strong commitment to Environmental, Social, and Governance (ESG) initiatives, and a decades-long legacy of industry leadership, MISTRAS leads clients in the oil and gas, aerospace and defense, renewable and nonrenewable power, civil infrastructure, and manufacturing industries towards achieving operational and environmental excellence. By supporting these organizations that help fuel our vehicles and power our society; inspecting components that are trusted for commercial, defense, and space craft; building real-time monitoring equipment to enable safe travel across bridges; and helping to propel sustainability, MISTRAS helps the world at large.

MISTRAS enhances value for its clients by integrating asset protection throughout supply chains and centralizing integrity data through a suite of Industrial IoT-connected digital software and monitoring solutions. The company’s core capabilities also include non-destructive testing field and in-line inspections enhanced by advanced robotics, laboratory quality control and assurance testing, sensing technologies and NDT equipment, asset and mechanical integrity engineering services, and light mechanical maintenance and access services.

For more information about how MISTRAS helps protect civilization’s critical infrastructure and the environment, visit https://www.mistrasgroup.com/.

Contact:
Nestor S. Makarigakis
Group Vice President, Marketing and Communications
MISTRAS Group, Inc.
marcom@mistrasgroup.com
+1 (609) 716-4000